Exhibit No. 99.1

FORGENT/ASURE LETTERHEAD

August 20, 2009

Nancy Harris
108 Wild Basin Road South
Austin, Texas 78746

Re:          Retention Agreement

Dear Nancy:

In light of the pending changes in the executive management and Board of Directors of the Company, the Company believes, and has confirmed to you, that your continued service to the Company through the December 31, 2009, is critical for the Company and is in the best interests of the stockholders. Given that, the Company desires to formally engage you through December 31, 2009, and you have agreed to be so engaged, subject to the terms and conditions hereof.  This letter serves to confirm our agreement regarding the terms and conditions of that engagement. In particular, we hereby agree as follows:

1.             Service Through Retention Period. You shall and hereby do agree to continue to serve as CEO and President of the Company, and the Company shall and hereby does agree to engage you in such capacity, through December 31, 2009 (the period from the date hereof through December 31, 2009, being hereinafter referred to as the “Retention Period”), subject to your right to terminate your employment and this agreement earlier pursuant to Section 4(b).  During the Retention Period, your title, duties, compensation and benefits shall be the same in every material respect as they were immediately prior to the execution hereof.

2.             Service After the Retention Period.  After the expiration of Retention Period, you shall serve the Company, if at all, only in such capacity and on such terms and conditions as the parties shall mutually agree.  In addition, and notwithstanding the foregoing, through March 31, 2010 (and thereafter only in your sole discretion), you shall, upon the Company’s reasonable prior request and at such time and from time to time as you can do so in light of your other plans and commitments, consult with the Company and otherwise assist the Company on such matters as the Company deems appropriate, provided, however that at no time shall you be required to (i) travel, or (ii) commit more than      hours per week to such matters, without your consent and without such just compensation as you shall determine in your sole discretion.

3.             Term.  Unless otherwise previously terminated in accordance herewith, this agreement shall automatically expire at 5:00 p.m., Austin, Texas time on December 31, 2009.

4.             Termination.

(a)           By the Company.  This agreement may be terminated by the Company as follows:

(i)            For “Cause” (as defined below), at any time, provided that the Company shall first have provided you 10 days’ prior written notice of the proposed termination, including reasonable details as to the alleged “Cause” for the termination, and you shall have failed to have reasonably cured or otherwise addressed such “Cause” before the expiration of the 10-day notice period; and

(ii)           Without “Cause”, at any time during the Retention Period.

(b)           By You.  This agreement and your employment may be terminated by you at any time for “Good Reason” (as defined below).  In order to terminate for Good Reason, you shall first provide the Company with at least 10 days’ prior written notice of the termination for Good Reason, with such written notice including reasonable details as to the alleged “Good Reason” for the termination, and such termination shall be effective if the Company shall have failed to reasonably cure the “Good Reason” within 10 days of its receipt of such notice.

(c)           Definitions.  For purposes hereof, the following terms shall have the meanings ascribed thereto below:

(i)            “Cause” shall mean (i) you are convicted of a felony, (ii) you have committed an intentional act of fraud, embezzlement, or theft or engaged in gross negligence in connection with your duties in the course of your employment with the Company, or (iii) you have intentionally breached your obligations under this agreement.  For purposes of this section, an act or omission on your part will be deemed “intentional” or “grossly negligent” only if it was done by you in bad faith, was not merely an error in judgment, and was done without reasonable belief that the act or omission was in the best interest of the Company.

(ii)           “Good Reason” shall mean the occurrence, without your express written consent, of any of the following circumstances:

A.            the assignment to you of any duties inconsistent with your status as CEO and President of the Company, your removal from the position of CEO and President of the Company, or a substantial diminution in the nature or status of your responsibilities from those in effect immediately prior to the execution of this agreement;

B.            a reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time;

C.            the relocation of the executive office in which you are located prior to the execution of this agreement requiring you to be based anywhere other than the executive office in which you are located prior to the execution of this agreement, except for required travel on the business of the Company to an extent substantially consistent with your present business travel obligations;

D.            the failure by the Company to pay to you any portion of an installment of deferred compensation under any deferred compensation program, if any, of the Company within seven (7) days of the date such compensation is due;

E.             the failure by the Company to continue in effect any

compensation plan in which you participate prior to the execution of this agreement, or the failure by the Company to continue your participation therein on the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as such plan existed at the time of the execution date of this agreement;

F.             the failure of the Company to continue to provide you with benefits at least as favorable to those enjoyed by you under the employee benefit and welfare plans of the Company and its subsidiaries, including, without limitation, the pension, life insurance, medical, health and accident, disability, deferred compensation and savings plans in which you were participating at the time of the execution of this agreement; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the execution of this agreement; or the failure by the Company to provide you with the number of paid vacation days to which you are entitled at the time of the execution of this agreement;

G.            the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this agreement; or

H.            any purported termination of your employment which is not effected pursuant to Section 4(a) hereof; for purposes of this agreement, no such purported termination shall be effective.

Your continued employment shall not constitute consent to, or a waiver of rights with respect to any circumstances constituting Good Reason hereunder.

(d)           Effect of Termination.  Upon the expiration or termination of this agreement in accordance herewith, the Company shall pay you all amounts due and owing to you (and otherwise afford you all other benefits to which you are entitled) through the date of expiration or termination.  Thereafter, the parties hereto shall have no further rights or duties hereunder, except as otherwise expressly preserved under applicable law, and this agreement shall no longer be of any force or effect.

(e)           Termination of Parachute Agreement.  Concurrently with the execution hereof, any Parachute Agreements by and between the Company and you shall automatically be terminated in its entirety.

5.             Retention Benefits.  In consideration of your agreeing to the foregoing, the Company shall provide you with the following retention benefits:

(a)           Cash Payment.  The Company shall pay you a single lump sum cash payment in an amount equal to $107,500 (the “Cash Payment Amount”).  So long as the Company has not previously terminated you for “Cause” in accordance herewith, the Company shall pay you the Cash Payment Amount on December 31, 2009, irrespective of whether you have then decided (or subsequently decide) to remain with the Company or leave the employment of the Company, with or without “Good Reason”.

(b)           Employee Benefits.  For so long as you remain employed by the Company, the Company shall provide you full employee benefits, including health, life, and disability insurance (for you and your dependents where appropriate), comparable to the employee benefits that the Company then provides its other senior executives.  The amount of the benefits to be provided during any one year may not affect the amount of benefits to be provided in any other year.

6.             Representations, Warranties, Acknowledgements and Agreements.  The parties hereto represent, warrant, acknowledge and agree as follows:  (i)  you are currently an employee at will, and (ii) but for the retention benefits afforded to you under this agreement through the end of the Retention Period, you would not be willing to (A) commit to continue to serve the Company in your current capacity, subject to the terms and conditions hereof, or (B) terminate your current Parachute Agreement, subject to the terms and conditions hereof.

7.             Miscellaneous.

(a)           Entire Agreement. This agreement contains the entire agreement among the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.

(b)           Law Governing. This agreement shall be governed by and construed in accordance with the local, internal laws of the State of Texas.

(c)           Successors and Assigns. This agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(d)           Severability. If any provision of this agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the parties as expressed herein, the remainder of this agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

(e)           Amendment. This agreement may only be amended by written instrument or agreement signed by both parties.

If this agreement accurately reflects your understanding of our agreement, please so indicate by executing this agreement in the space provided below and returning it to the undersigned.

Thank you.

Very truly yours,

FORGENT NETWORKS, INC.
D/B/A ASURE SOFTWARE

By:	/s/Richard Snyder
Name:	Richard Snyder
Title:	Executive Chairman

ACKNOWLEDGED AND AGREED,
THIS 20th DAY OF AUGUST 2009

/s/Nancy L. Harris

[Signature]

Nancy L. Harris

[Print Name]